UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2009

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14330	57-1003983
(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Polymer Group, Inc. (the “Company”) filed Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) with the Securities and Exchange Commission on February 17, 2010 to provide updated and clarifying disclosure in Item 2.01 and to incorporate required financial statements and pro forma financial information that were not included in the Company’s Current Report on Form 8-K filed on December 8, 2009.  This Amendment No. 2 on Form 8-K/A is being filed to correct inadvertent typographical errors in Amendment No. 1 and file the required consents of Audihispana Grant Thornton S.L.P.  Amendment No. 2 replaces Amendment No. 1 in its entirety.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

On December 2, 2009, Polymer Group, Inc. (the “Company”) completed the initial phase of the previously announced acquisition, from Grupo Corinpa, S.L. (“Grupo Corinpa”), of certain assets and the operations of the nonwovens businesses of Tesalca-99, S.A. and Texnovo, S.A. (together with Tesalca-99, S.L., “Tesalca-Texnovo”), which are headquartered in Barcelona, Spain (the “Transaction”).  The acquisition was completed by the Company through PGI Spain, S.L. (f/k/a Parametro Tecnologico, S.L.U.), which will operate as a new wholly owned subsidiary of the Company.

The acquired assets include the net operating working capital, as of November 30, 2009 (defined as current assets less current liabilities excluding financial liabilities associated with the operations), the customer lists and the current book of business.  Based on the Company’s preliminary analysis, the value of the net operating working capital acquired as of November 30, 2009 was $10.2 million.

Consideration for the acquired assets consisted of approximately 1.049 million shares of the Company’s Class A common stock, which represented approximately 5.0% of the outstanding share capital of the Company, on December 2, 2009, after the effect of the issued shares.  The fair value of the shares issued approximates $14.5 million.

The Company has attached the audited and unaudited financial statements of the acquired business, along with the unaudited pro forma financial information that give effect to the completion of the Transaction.  Theses financial statements are required to be filed pursuant to Article 11 of Regulation S-X under the Securities Act of 1933, as amended, and are included in this Amendment No. 1 under Item 9.01.

Item 9.01              Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

Set forth below are the audited and unaudited financial statements as required by Item 9.01(a) of Form 8-K.  These financial statements are filed herewith as Exhibits to this Current Report on Form 8-K/A and are incorporated herein by reference.

(i)	Audited Financial Statements of Tesalca-99 S.A. and Subsidiaries, as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007;
(ii)	Audited Financial Statements of Texnovo S.A. and Subsidiary, as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007;
(iii)	Interim Unaudited Financial Statements of Tesalca-99 S.A. and Subsidiaries, as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008; and
(iv)	Interim Unaudited Financial Statements of Texnovo S.A. and Subsidiary, as of September 30, 2009 and for the nine months ended September 30, 2009 and 2008.

(b)          Pro Forma Financial Information.

Set forth below is the unaudited pro forma financial information that gives effect to the Transaction as required by Item 9.01(b) of Form 8-K.  The pro forma financial information is filed herewith as Exhibits to this Current Report on Form 8-K/A and is incorporated herein by reference.

The unaudited pro forma financial information gives effect to the Transaction as though the acquisition of Tesalca-Texnovo had occurred at the beginning of fiscal year 2008.  The pro forma information is based on the historical financial statements of the Company and Tesalca-Texnovo after giving effect to the Transaction based on the assumptions and adjustments in the accompanying notes to the pro forma financial information.  The pro forma financial information is not necessarily indicative of the financial position or results of operations of the Company that would have actually occurred had the Transaction been in effect as of the date or for the periods presented.  The pro forma financial information has been prepared on the basis of preliminary estimates.  The pro forma financial information should be read in conjunction with the Company’s historical financial statements, including notes thereto.

(i)	Pro Forma Condensed Combined Consolidated Balance Sheet as of October 3, 2009;
(ii)	Pro Forma Condensed Combined Consolidated Statement of Operations for the fiscal year ended January 3, 2009;
(iii)	Pro Forma Condensed Combined Consolidated Statement of Operations for the nine months ended October 3, 2009; and
(iv)	Notes to Pro Forma Condensed Combined Consolidated Financial Statements.

(d)	Exhibits

2.1	Asset Transfer Agreement, dated October 28, 2009, between Polymer Group, Inc., Parametro Tecnologico, S.L.U., Tesalca-99, S.A., Texnovo, S.A. and Grupo Corinpa, S.L.(1)

4.1

Shareholders Agreement, dated as of December 2, 2009, by and among Polymer Group, Inc.,Tesalca-99, S.A., Texnovo, S.A., MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners (Bermuda) L.P. and MatlinPatterson Global Opportunities Partners B, L.P.(2)

23.1	Consent of Audihispana Grant Thornton, S.L.P., Independent Registered Public Accounting Firm

99.1	Audited Financial Statements of Tesalca-99, S.A. and Subsidiaries

99.2	Audited Financial Statements of Texnovo, S.A. and Subsidiary

99.3	Interim Unaudited Financial Statements of Tesalca-99, S.A. and Subsidiaries

99.4	Interim Unaudited Financial Statements of Texnovo, S.A. and Subsidiary

99.5	Pro Forma Financial Information

(1)                                 Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2009.

(2)                                  Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

Date: February 19, 2010	By:	/s/ Dennis E. Norman
Dennis E. Norman
Chief Financial Officer